UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 3, 2026

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

california	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPSS	The Nasdaq Stock Market LLC (Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this report is hereby incorporated by reference into this Item 1.01. The registrant disclaims any implication that the agreements relating to the transactions described in this report are other than agreements entered into in the ordinary course of its business.

Warehouse Credit Facility Amended

On April 3, 2026, Consumer Portfolio Services, Inc. ("CPS" or the "Company") and its wholly-owned subsidiary Page Eleven Funding LLC (the “Borrower”) amended a revolving credit agreement (the "Credit Agreement") and related agreements with Capital One, N.A., and a Class B Lender (the “Lenders”), all of which have been in place since October 2025. Loans under the amended Credit Agreement are to be secured by automobile receivables that CPS now holds or may acquire in the future from dealers, which receivables CPS would then sell or contribute to the Borrower.

Under the Credit Agreement, and subject to its terms and conditions, the Lenders have increased the capacity from $167.5 million and agreed to lend from time to time prior to the funding termination date up to a maximum of $390 million to be outstanding at any time. The amount that may be advanced under the Credit Agreement is up to 95.5% of the principal amount of eligible pledged receivables. The funding termination date is October 17, 2027 or earlier upon the occurrence of defined funding termination events. The amounts outstanding could become due at an earlier date, if any of certain defined events of default were to occur.

Loans under the Credit Agreement bear interest at a floating rate set as a margin above the secured overnight financing rate.

Affiliates of Capital One, N.A. have also performed investment banking and advisory services for CPS from time to time, for which they have received customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to item 1.01 is incorporated herein by reference.

Warehouse Credit Facility

CPS first incurred indebtedness under the revolving credit agreement on October 22, 2025. CPS intends to incur indebtedness from time to time as it acquires motor vehicle receivables from dealers. CPS does not undertake to provide updates regarding the amount of indebtedness outstanding from time to time, and no inference should be drawn that such indebtedness has not changed.

Item 9.01. Financial Statements and Exhibits.

Neither financial statements nor pro forma financial information are filed with this report.

One exhibit is included with this report:

99.1	News release re amendment of credit facility.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: April 9, 2026	By: /s/ Denesh Bharwani
Denesh Bharwani Executive Vice President and Chief Financial Officer Signing on behalf of the registrant

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